UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Monday, March 7, 2011
Date of report (Date of earliest event reported)
EMS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	000-06072 (Commission File Number)	58-1035424 (I.R.S. Employer Identification No.)
660 Engineering Drive
Norcross, Georgia 30092
(770) 263-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 7, 2011, consistent with the Board’s efforts to maintain balanced compensation policies that attract and retain experienced and well-qualified executive officers, and following the Board’s review of current practices, the Board of Directors of EMS Technologies, Inc. (the “Company”) approved amendments to its Executive Protection Agreements and Executive Annual Incentive Compensation Plan (“EAICP”).
The amended Executive Protection Agreements provide that if a Board-approved change-in-control of the Company occurs and within two years thereafter the employment of an executive officer is terminated involuntarily (other than for cause or as the result of disability or death), or voluntarily following certain adverse employment actions, the executive officer is entitled to a lump-sum payment of the present value of two years’ salary (30 months for Neilson A. Mackay, the Company’s President and Chief Executive Officer), continuation of health and life insurance benefits for one year (18 months for Dr. Mackay), and accelerated vesting of any unvested stock options held by the executive. In the case of such a termination following a change-in-control that has not been approved by the Company’s Board, the lump-sum payment (including for Dr. Mackay) would be the present value of three years’ salary. The executives also are entitled to the same continuation of benefits and accelerated vesting of unvested stock options as described above.
The amended EAICP provides that if a Board-approved change-in-control of the Company occurs and within two years thereafter the employment of an executive officer is terminated involuntarily (other than for cause or as the result of disability or death), or voluntarily following certain adverse employment actions, the executive officer is entitled to payment of his or her target award for the year in which he or she is terminated. No such payment of a target award under the EAICP is triggered in the event of a change-in-control that is not approved by the Board. However, in the case of any change-in-control, an executive who continues to serve through the end of the year in which the change-in-control occurs will receive an EAICP award for that year equal to the greater of his or her target award or the amount determined under the performance goals and actual performance for that year.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMS TECHNOLOGIES, INC.
Date: March 11, 2011	By:	/s/ Gary B. Shell
Gary B. Shell
Senior Vice President, Chief Financial Officer and Treasurer